SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                  FORM S-8

                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933


                          Regal-Beloit Corporation
------------------------------------------------------------------------------
             (Exact name of registrant specified in its charter)

              Wisconsin                                39-0875718
-------------------------------------      -----------------------------------
    (State or other jurisdiction of             (I.R.S. Employer
     incorporation or organization)              Identification No.)


               200 State Street     Beloit, Wisconsin    53511
------------------------------------------------------------------------------
                  (Address of Principal Executive Offices)


         Regal-Beloit Corporation 1998 Stock Option Plan, as amended
------------------------------------------------------------------------------
                           (Full title of the plan)


              Kenneth F. Kaplan, Vice President, CFO & Secretary
                           Regal-Beloit Corporation
                               200 State Street
                               Beloit, WI  53511
------------------------------------------------------------------------------
                   (Name and address of agent for service)


                                 608/364-8800
------------------------------------------------------------------------------
        (Telephone number, including area code, of agent for service)

                      CALCULATION  OF REGISTRATION FEE
------------------------------------------------------------------------------
------------------------------------------------------------------------------

                                        Proposed    Proposed
Title of                                maximum     maximum
securities        Amount                offering    aggregate    Amount of
to be             to be                 price       offering     registration
registered        registered            per share   price        fee
----------        ----------            ---------   ---------    ------------

Common Stock,     1,000,000 shares (1)   (2) (3)    $21,031,005   $5,847.55
par value $0.01
per share

(1) The Plan provides for possible adjustment of the number, price and kind of shares covered by options granted or to be granted in the event of certain capital or other changes affecting the Registrant's Common Stock. This Registration Statement therefore covers, in addition to the above stated 1,000,000 shares, an indeterminate number of shares that may become subject to the Plan by means of any such adjustment.

(2) Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based upon (i) the aggregate exercise price for the 5,600 shares underlying options granted on April 21, 1998, at $30.00 per share, (ii) the aggregate exercise price for the 105,000 shares underlying options granted on April 21, 1999, at $20.00 per share, and (iii) as to the remaining 889,400 shares available, at $21.10 per share, which is the average of the high and low sales prices of the Registrant's Common Stock on the American Stock Exchange on August 2, 1999, as reported in the Midwest Edition of the Wall Street Journal.

(3) In the case of options, the actual offering price will be determined in accordance with the terms of the Plan; however, it shall either (i) be equal to the amount required to be received by the Company in order to assure compliance with applicable state law or (ii) be equal to 100% of the Fair Market Value of the Registrant's Common Stock on the date the option is granted.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by Regal-Beloit Corporation, a Wisconsin corporation (the "Registrant") (Commission File No. 1-7283), with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 of the Securities Exchange Act of 1934 (the "1934 Act") are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

     (b) The Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ending March 31 and June 30, 1999; and

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-B, dated June 10, 1994, and filed with the Commission on June 16, 1994, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

     To the extent any information contained in a document filed after the effective date of this registration statement is different from information contained in a document filed or previously incorporated by reference in this registration statement, you should rely on the most recent information which will constitute a part of this registration statement.

Item 4.  Description of Securities.

     Not applicable.  See Item 3(c) above.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Registrant is incorporated under the Wisconsin Business Corporation Law ("WBCL"). Under Section 180.0851(1) of the WBCL, the Registrant is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of the Registrant. In all other cases, the Registrant is required by Section 180.0851(2) of the WBCL to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was a director or officer of the Registrant, unless it is determined that he or she breached or failed to perform a duty owed to the Registrant and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section 180.0858(1) of the WBCL provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the Registrant's articles of incorporation, bylaws, a written agreement between the director or officer and the corporation, a resolution of the Board of Directors, or a resolution that is adopted after notice, by a majority vote of all of the corporation's voting shares then issued and outstanding.

     Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to
180.0858 of the WBCL for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

     Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to the corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

     Under Section 180.0833 of the WBCL, directors of the Registrant against whom claims are asserted with respect to the declaration of an improper dividend or other distribution to shareholders to which they assented are entitled to contribution from other directors who assented to such distribution and from shareholders who knowingly accepted the improper distribution, as provided therein.

     Article VIII of the Registrant's Bylaws contains provisions that generally parallel the indemnification provisions of the WBCL and cover certain procedural matters not dealt with in the WBCL.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     See Exhibit Index following Signatures page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
               Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  Reference is made to the indemnification provisions referred to in
Item 6 of this Registration Statement.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beloit, State of Wisconsin, on August 6, 1999.


                                  REGAL-BELOIT CORPORATION
                                  (Registrant)


                                  By:  /S/ Kenneth F. Kaplan
                                       --------------------------
                                       Kenneth F. Kaplan
                                       Vice President, Chief Financial Officer
                                       and Secretary


                         ____________________________

                              POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Packard, Henry W. Knueppel, and
Kenneth F. Kaplan, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                            ____________________


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the foregoing power of attorney, have been signed by the following persons in the capacities and on the date indicated. *


Signature                     Title
---------                     -----

/S/ James L. Packard          Chairman, President, Chief Executive Officer
----------------------------  and Director
    James L. Packard          (Principal Executive Officer of the Registrant)


/S/ Henry W. Knueppel         Executive Vice President and Director
----------------------------
    Henry W. Knueppel


/S/ Kenneth F. Kaplan         Vice President, Chief Financial Officer
----------------------------  and Secretary
    Kenneth F. Kaplan         (Principal Financial Officer of the Registrant)
                              (Principal Accounting Officer of the Registrant)

/S/ Frank E. Bauchiero
----------------------------   Director
    Frank E. Bauchiero


/S/ J. Reed Coleman
----------------------------   Director
    J. Reed Coleman


/S/ John M. Eldred
----------------------------   Director
    John M. Eldred


/S/ Stephen N. Graff
----------------------------   Director
    Stephen N. Graff


/S/ G. Frederick Kasten, Jr.
----------------------------   Director
    G. Frederick Kasten, Jr.


/S/ William M. Keefer
----------------------------   Director
    William M. Keefer


/S/ John A. McKay
----------------------------   Director
    John A. McKay


     * Each of these signatures is affixed as of August 9, 1999.




                                   REGAL-BELOIT CORPORATION
                                      (the "Registrant")
                                (Commission File No. ________)

                                        EXHIBIT INDEX
                                              TO
                               FORM S-8 REGISTRATION STATEMENT

Exhibit                                    Incorporated Herein       Filed           Sequential
Number    Description                        by Reference to        Herewith           Page No.
-------   -----------                      -------------------      --------         ----------


5         Opinion of Counsel                                            X               10-11

23.1      Consent of Arthur Andersen & Co.                              X               12

23.2      Consent of Counsel                                        Contained in        10-11
                                                                    Opinion Filed
                                                                    as Exhibit 5

24        Powers of Attorney                                        Signatures Page     8
                                                                    to this
                                                                    Registration
                                                                    Statement

99        Regal-Beloit Corporation                                      X
          1998 Stock Option Plan and
          Amendment to Section 6

                                                                     Exhibit 5

                         Regal-Beloit Corporation
                             200 State Street
                             Beloit, WI 53511

                              August 9, 1999


Regal-Beloit Corporation
200 State Street
Beloit, WI   53511

Gentlemen:

     I am providing this opinion in connection with the Registration Statement of Regal-Beloit Corporation, a Wisconsin corporation, (the "Company") on Form S-8 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Act"). The Registration Statement is being filed in connection with the Company's offering of 1,000,000 shares of Common Stock, par value $0.01 per share, (the "Shares") in the form of Stock Options pursuant to the Company's 1998 Stock Option Plan, as amended (the "Plan"). I have examined
(i) the Registration Statement; (ii) the Company's Articles of Incorporation and Bylaws, as amended to date; (iii) the Plan; (iv) corporate proceedings relating to the adoption of the Plan and amendment to Section 6 by the Board of Directors and Shareholders and the issuance of the Shares; and (v) such other documents and records as I have deemed necessary in order to render this opinion. In rendering this opinion, I have relied as to certain factual matters on certificates of officers of the Company and of state officials.

     Based upon the foregoing, it is my opinion that:

     1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Wisconsin.

     2. The Shares, when issued (and in the case of Shares issued upon the exercise of options, paid for) as contemplated by the Registration Statement and the Plan, will be validly issued, fully paid and nonassessable by the Company subject to the personal liability which may be imposed on shareholders by Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as judicially interpreted, for debts owing to employees for services performed, but not exceeding six months service in any one case. Although Section 180.0622(2)(b) provides that such personal liability of shareholders shall be "to an amount equal to the par value of shares owned by them respectively, and to the consideration for which their shares without par value was issued," the Wisconsin Supreme Court, by a split decision without a written opinion, has affirmed a judgment holding shareholders of a corporation liable under the substantially identical predecessor statute in effect prior to January 1, 1991 (Section 180.40(6)) for unpaid employee wages to an amount equal to the consideration for which their par value shares were issued rather than the shares' lower stated par value. Local 257 of Hotel and Restaurant Employees and Bartenders International Union v. Wilson Street East Dinner Playhouse, Inc., 126 Wis. 2d 284, 375 N.W.2d 664 (1985) (affirming the 1983 decision of the Circuit Court for Dane County, Wisconsin, in Case No. 82-CV-0023). The Wisconsin Supreme Court has held that Section 180.40(6) applies to shareholders

Regal-Beloit Corporation
August 9, 1999
Page 2


of foreign corporations licensed to do business in the State of Wisconsin, which the Company is, as well as to shareholders of domestic corporations. Joncas v. Krueger, 61 Wis. 2d 529, 213 N.W.2d 1 (1973).

     I consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving my consent, I do not admit that I am an "expert" within the meaning of Section 11 of the Act, or that I come within the category of persons whose consent is required by Section 7 of the Act.


                              Very truly yours,

                              REGAL-BELOIT CORPORATION


                              /S/ Charldene S. Schneier
                              -------------------------
                              Charldene S. Schneier
                              Attorney

                                                                Exhibit 24(b)

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 27, 1999 included in Regal-Beloit Corporation's Form 10-K for the fiscal year ended December 31, 1998 and all references to our firm included in this registration statement.


                                        /S/ ARTHUR ANDERSEN LLP
                                        -------------------
                                        ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
August 5, 1999

                         REGAL-BELOIT CORPORATION

                          1998 STOCK OPTION PLAN


1. PURPOSES. The purpose of the 1998 Stock Option Plan (the "1998 Plan") is to provide, on a basis competitive with industry practices, long-term incentives through stock grants (the "Grants") to Directors, Officers, key executives and other management employees of Regal-Beloit Corporation and its subsidiaries (the "Company"), in order to assist the Company in attracting and retaining experienced and capable Directors, Officers, key executives and other management employees and to associate the interest of such persons with those of the Company's Shareholders.

2. EFFECTIVE DATE. The 1998 Plan is effective as of April 21, 1998, subject to the approval by the holders of at least a majority of the outstanding shares of the Company's Common Stock, present, or represented, and entitled to vote at the 1998 Annual Meeting of Shareholders. Grants may be made under the 1998 Plan on and after its effective date.

3. SHARES OF STOCK SUBJECT TO THE 1998 PLAN. The shares that may be delivered or purchased or used for reference purposes under the 1998 Plan shall not exceed an aggregate of 1,000,000 shares of the Company's Common Stock, $0.01 par value, subject to adjustment as provided in Section 19. The Committee may make any other type of Grant which it shall determine is consistent with the objectives and limitations of the 1998 Plan.

4. ADMINISTRATION OF THE 1998 PLAN. The 1998 Plan shall be administered by the Board of Directors of the Company or a Committee comprised of two or more Non-Employee Directors, (hereinafter collectively called "the Committee"). The Committee shall have all the powers vested in it by the terms of the 1998 Plan, such powers to include exclusive authority (within the limits described herein) to select the eligible Participants (as hereinafter defined) to receive Grants under the 1998 Plan, to determine the type, size and terms of Grants to be made to each Participant selected, to determine the time when Grants will be granted and to establish objectives and conditions, if any, relating to such Grants. The Committee shall have full power and authority to administer and interpret the 1998

    Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the 1998 Plan and to make all other determinations which the Committee deems necessary or advisable. The Committee's interpretation of the 1998 Plan and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company, its Shareholders and Participants in the 1998 Plan.

    In administering the 1998 Plan, the term "Committee" shall mean exclusively the Board of Directors where appropriate when interpreting the 1998 Plan as it pertains to Non-Employee Directors. "Non-Employee Directors" means those Outside Directors who are not officers or employees of the Company.

5. ELIGIBLE PARTICIPANTS. The persons eligible to participate in the 1998 Plan shall be all Directors, Officers, key executives and other management employees of the Company who are responsible for or contribute to the management, growth and/or profitability of the business of the Company (the "Participants").

6.  NON-EMPLOYEE DIRECTOR GRANTS.

    a. (i) The 1998 Plan shall supersede the 1991 Flexible Stock Incentive Plan, as amended, as to Non-Employee Director grants only, effective April 21, 1998.

       (ii) Under the 1998 Plan, each individual Non-Employee Director will be annually granted stock options, Stock Appreciation Rights or any combination thereof of shares of Common Stock at 100 percent (100%) of the fair market value as of the date corresponding to the Annual Shareholders' Meeting. For the years 1998 and 1999, each individual Non-Employee Director shall be granted 800 shares of Common Stock. For the years 2000 and 2001, each individual Grant will be increased to 900 shares. For the years 2002 through 2008, each individual Grant will be increased to 1,000 shares. However, the first Grant to each Non-Employee Director who is initially elected as a Non-Employee Director or is initially appointed subsequent to the date of the Annual Shareholders' Meeting of the Company and prior to the date of the next succeeding Annual Shareholders' Meeting, shall be three
            (3) times the number of shares granted to each individual Non-Employee Director during such applicable year at 100 percent (100%) of the fair market value at the closing sale price on the date that he or she becomes a director of the Company.

    b. The right to exercise any Grant given to Non-Employee Directors shall vest immediately upon Grant. Unexercised Grants to Non-Employee Directors shall terminate the earlier of ten (10) years after the date of Grant or ninety (90) days after the Non-Employee Director ceases to be a member of the Company's Board of Directors, unless terminated for Cause as provided in Section 18.

    c. In all other respects, Grants to a Non-Employee Director under the Plan shall be controlled by the terms and conditions of the 1998 Plan and the rules, regulations, agreements, guidelines, instruments and interpretations issued by the Committee, except where inconsistent with the limitations set forth in this Section 6 of the 1998 Plan.

7.  GRANTS.

     a. Types. Grants under the 1998 Plan shall be made with reference to shares of the Company's Common Stock and may include, but need not be limited to Incentive Stock Options ("ISO"), Nonqualified Stock Options ("NSO"), Restricted Stock, Deferred Stock, Stock Appreciation Rights or any combination thereof.

     b.  Vesting.

         (i) The Committee, in its sole discretion, shall determine any vesting (i.e., exercisability) requirements applicable to each Grant.

         (ii) The Committee may also determine that all or a portion of a payment of Grants other than ISOs and NSOs to a Participant under the 1998 Plan, whether it is to be made in cash, shares of the Company's Common Stock or a combination thereof, shall be vested at such times and upon such terms as may be selected by it in its sole discretion.

     c. Price. The option price per share of each option granted shall be established by the Committee except that the option price shall not be less than 100 percent (100%) of the fair market value of the stock at the closing sale price on the date the option is granted. If there is no sale on the date of Grant, the fair market value of the stock shall be the closing sale price of the stock on the preceding business day on which the Company's Common Stock was traded.

     d. Performance Goals. The Committee may, but need not, establish performance goals to be achieved within such performance periods as may be selected by it in its sole discretion, using such measures of the performance of the Company as it may select.

     e. Guidelines. The Committee may adopt from time to time written policies implementing the 1998 Plan. Such policies may include, but need not be limited to the type, size and term of Grants to be made to Participants and the conditions for payment of such Grants.

     f. Maximum Grants. Participants may be granted multiple Grants under the 1998 Plan. However, no one Participant shall be granted a Grant if immediately after such Grant he or she is the owner or would be deemed to be the owner of more than 10 percent (10%) of the total combined voting power of all classes of stock of the Company, unless the option price per share is at least 110 percent (110%) of the fair market value and such Grant by its terms is not exercisable after the expiration of five (5) years from the date such Grant is granted.

 8.  PAYMENT OF GRANTS.

     The Committee shall determine the extent to which Grants other than ISOs and NSOs shall be payable in cash, shares of the Company's Common Stock or any combination thereof to a Participant. The Committee may determine that all or a portion of a payment to a Participant under the 1998 Plan, whether it is to be made in cash, shares of the Company's Common Stock or a combination thereof shall be deferred. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion.

 9. EXERCISE OF ISOs AND NSOs. The price for shares may be paid in any combination of cash, cashier's or certified check, personal check acceptable to the Company, or shares of the Company's Common Stock, including previously owned Company Stock.

10. RIGHTS OF SHAREHOLDERS. A Participant under the 1998 Plan shall have no rights as a holder of the Company's Common Stock with respect to Grants hereunder, unless and until certificates for shares of such stock are issued to the Participant.

11. ASSIGNMENT OR TRANSFER. Except as otherwise provided by the Committee, Grants under the 1998 Plan or any rights or interests therein shall not be assignable or transferable except by will or the laws of descent and distribution, or exercisable by anyone other than the Participant during his or her lifetime.

12. AGREEMENTS. All Grants granted under the 1998 Plan shall be evidenced by agreements in such form and containing such terms and conditions (not inconsistent with the 1998 Plan) as the Committee shall adopt.

13.  COMPLIANCE WITH LEGAL REGULATIONS.

     a. The Committee may require each person purchasing shares pursuant to a stock option or other Grant under the 1998 Plan to represent to and agree with the Company in writing that the optionee or Participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

     b. All certificates for shares of stock or other securities delivered under the 1998 Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificate to make appropriate reference to such restrictions.

14.  WITHHOLDING TAXES.

     a. The Company shall have the right to deduct from all Grants hereunder paid in cash any federal, state, local, or foreign taxes required by law to be withheld with respect to such Grants.

     b. With respect to Grants paid by shares of the Company's Common Stock, the Company shall also have the right to require the payment (through withholding from the Participant's salary or otherwise) of any of the taxes referenced above in Section 14a. An appropriate number of shares of Common Stock may be withheld for such payment. If shares are used to satisfy tax withholding requirements, the value of such shares shall be based on the fair market value of the Common Stock on the date when the tax withholding is required to be made.

     c. The obligation of the Company to make delivery of Grants in cash or the Company's Common Stock shall be subject to currency or other restrictions imposed by any government.

15. NO RIGHTS TO GRANTS. No Participant or other person shall have any right to receive a Grant under the 1998 Plan. Neither the 1998 Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Company or any of its subsidiaries or shall interfere with or restrict in any way the rights of the Company, which are hereby reserved, to discharge the Participant at any time for any reason whatsoever, with or without good cause.

16. COST AND EXPENSES. The cost and expense of administering the 1998 Plan shall be borne by the Company and not charged to any Grant nor to any Participant receiving a Grant.

17. TERMINATION OR EXPIRATION OF GRANTS. If any Grant under the 1998 Plan terminates or expires, the shares allocable to the unexercised portion of the Grant will be available for purposes of the 1998 Plan. In certain circumstances where a Participant uses stock to exercise a Grant, only the net shares issued to the Participant are counted against the number of shares issued under the 1998 Plan. Certain stock issuances which are later forfeited by the Participant do not count as grants under the 1998 Plan.

18.  TERMINATION OF EMPLOYMENT.

    a. (i) In the event a Participant's employment with the Company is terminated, whether voluntarily or otherwise, but not by reason of death, disability or retirement, each prior unexpired or uncancelled Grant, to the extent exercisable as of the date of such termination of employment or service, shall terminate thirty
             (30) days after the Participant's date of termination or as determined by the Committee.

        (ii) Notwithstanding the foregoing, if a Participant's employment or service as a Non-Employee Director of the Company is terminated for Cause (as defined below), each unexpired or uncancelled Grant, to the extent not previously exercised by him or her, shall terminate immediately.

     b. The term "Cause" is defined as: (i) the commission by a Participant of any act or omission that would constitute a felony under federal, state or equivalent foreign law, (ii) fraud, dishonesty, theft, embezzlement, disclosure of trade secrets or confidential information or other acts or omissions that result in a breach of any fiduciary duty to the Company.

     c. In the event a Participant terminates his or her employment with the Company as a result of death, disability, or retirement, the Committee shall have the discretion to extend the period of exercisability of each previously granted and unexpired or uncancelled Grant in accordance with applicable statutes, rules and regulations and to preserve ISO treatment, where necessary, unless the termination date specified in the Grant occurs earlier. The Committee shall also have discretion to determine whether such Grant(s) shall become immediately exercisable in full.

19. DILUTION AND OTHER ADJUSTMENTS. In the event of any change in the outstanding shares of the Company's Common Stock by reason of any split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, such equitable adjustments shall be made in the 1998 Plan and the Grants thereunder as the Committee determines are necessary or appropriate. If necessary, the Committee may make any adjustments in the maximum number of shares referred to in Section 3, in the number and option price of shares subject to outstanding options, in the number and purchase price of shares subject to outstanding stock purchase rights, and in the number of shares subject to other Grants granted under the 1998 Plan. Such adjustment shall be conclusive and binding for all purposes of the 1998 Plan.

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20.  AMENDMENTS AND TERMINATIONS.

     a. Amendments. The Committee may terminate or amend the 1998 Plan in whole or in part at any time, but no such action shall adversely affect any rights or obligations with respect to any Grants theretofore made under the 1998 Plan nor change the limitations as to Non-Employee Directors as set forth in Section 6 hereof.

         Unless the holders of at least a majority of the outstanding shares of the Common Stock, present or represented, and entitled to vote at a meeting of Shareholders shall have first approved thereof, no amendment of the 1998 Plan shall be effective which would (i) increase the maximum number of shares referred to in Section 3 of the 1998 Plan; (ii) extend the maximum period during which ISO Grants may be granted under the 1998 Plan, or (iii) reduce the price per share at which ISO Options may be offered under the 1998 Plan below 100 percent (100%) of the fair market value on the date of Grant.
         For purposes of this Section 20a, subject to adjustment as provided in Section 19, any (1) cancellation and reissuance or (2) repricing of any Grants made under the 1998 Plan at a new option price as provided in the 1998 Plan's rules relating to stock options and Stock Appreciation Rights shall not constitute an amendment of this 1998 Plan.

         With the consent of the Participant affected, the Committee or the Board of Directors, where applicable, may amend outstanding agreements evidencing Grants under the 1998 Plan in a manner not inconsistent with the terms of the 1998 Plan.

     b. Termination. Unless the 1998 Plan shall heretofore have been terminated as above provided, the 1998 Plan shall terminate on and no Grants shall be granted after April 20, 2008. Any Grants outstanding under the 1998 Plan at the time of the termination of the 1998 Plan shall remain in effect until such Grant shall have been exercised or shall have expired according to its terms.

21. GOVERNING LAWS. The validity and construction of the 1998 Plan and any agreements entered into thereunder shall be governed by the laws of the State of Wisconsin.

22. COMPLIANCE WITH APPLICABLE LAWS. The Committee will comply with all applicable laws, rules and regulations including the Internal Revenue Code of 1986, as amended (the "Code") and the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any successor provisions or other regulatory requirements. To the extent required, the 1998 Plan is designed to comply with Section 162(m) of the Code to qualify future performance based compensation and to qualify under Section 16 of the Exchange Act. To the extent any provision of the 1998 Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

                  AMENDMENT TO SECTION 6 OF THE 1998 PLAN


6.  NON-EMPLOYEE DIRECTOR GRANTS.

     a. (ii) Under the 1998 Plan, each individual Non-Employee Director will be granted a stock option for 15,000 shares of Common Stock at 100% of the fair market value at the closing stock price on April 21, 1999 ("Director's Grant"). 3,000 shares will immediately be exercisable (i.e., vested) on April 21, 1999.
              The remainder of the Director's Grant will become exercisable in the amount of 3,000 shares per year on the date of the Annual Shareholders' Meeting in each of the next four years as long as the Non-Employee Director remains in office.

        (iii) The Director's Grant to each Non-Employee Director who is initially elected at a subsequent Annual Shareholders' Meeting or is initially appointed after an Annual Shareholders' Meeting but prior to the next Annual Shareholders' Meeting, shall be in an amount equal to the pro rata balance of 15,000 shares of Common Stock for the remainder of the five year period of the Director's Grant. The Director's Grant shall be at 100% of the fair market value at the closing stock price on the corresponding date of the Annual Shareholders' Meeting of the year of election or appointment. As an example, if a Non-Employee Director is initially elected in the year 2000, the new Non-Employee Director will be granted 12,000 shares of Common Stock of which 3,000 shares are immediately exercisable. The remaining 9,000 shares would become exercisable in the amount of 3,000 shares per year on the date of the Annual Shareholders' Meeting in each of the next three years, assuming the Non-Employee Director remains in office.

     b. Unexercised Grants to Non-Employee Directors shall terminate the earlier of ten (10) years after the date of Grant or ninety (90) days after the Non-Employee Director ceases to be a member of the Company's Board of Directors, unless terminated for Cause as provided in
         Section 18.

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